Exhibit 99.1
ITEM 6. SELECTED FINANCIAL DATA.
     You should read the data set forth below in conjunction with our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this filing. The statement of operations data presented below for the fiscal years ended December 31, 2007, 2008, and 2009 and the balance sheet data at December 31, 2008 and 2009 have been derived from our audited financial statements which appear elsewhere in this filing. The statement of operations data presented below for the years ended December 31, 2005 and 2006, and the balance sheet data at December 31, 2005, 2006 and 2007 have been derived from our audited financial statements, which are not included in this filing. As of December 31, 2005 we owned 64% of Sovello. On December 19, 2006 we reduced our interest to one-third. As a result of our reduction in ownership to one-third, effective December 20, 2006, we account for our ownership interest in Sovello using the equity method of accounting. Under the equity method of accounting, we report our one-third share of Sovello’s net income or loss as a single line item in our income statement and our investment in Sovello as a single line item on our balance sheet. Prior to December 20, 2006, we consolidated Sovello’s results of operations into our results of operations. Therefore, our results of operations from prior periods are not comparable with our results of operations since December 20, 2006. Under our sales agreement with Sovello, until December 31, 2008 we marketed and sold all solar panels manufactured by Sovello under the Evergreen Solar brand, as well as managed customer relationships and contracts related to those sales for which we receive fees. We do not report product revenue or cost of revenue for the sale of Sovello manufactured panels. We also receive royalty payments pursuant to our technology license agreement with Sovello.
     Effective January 1, 2009 we adopted the new guidance included in the Consolidation and Debt Conversion and Other topics of the FASB codification; and effective January 1, 2010 we adopted the new guidance relating to own-share lending arrangements included in the Debt topic of the FASB codification. The impact of these accounting standards, which required retrospective application, is included in the table below.

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	Year Ended December 31,
	2005	2006	2007	2008	2009
STATEMENT OF OPERATIONS DATA:
Revenues:
Product	$43,627	$102,252	$58,334	$95,245	$267,112
Royalty and fee	—	—	11,532	16,714	4,736

Total Revenues	43,627	102,252	69,866	111,959	271,848
Cost of revenues	39,954	90,310	52,838	93,073	253,484

Gross profit (loss)	3,673	11,942	17,028	18,886	18,364

Operating Expenses:
Research and development	10,622	18,390	20,594	22,039	18,058
Selling, general and administrative	12,708	21,890	20,608	23,868	26,260
Write-off of loan receivable from silicon supplier	—	—	—	—	43,882
Equipment write-offs	—	1,526	—	8,034	6,008
Facility start-up	—	—	1,404	30,623	10,107
Restructuring charges	—	—	—	30,413	11,940

Total operating expenses	23,330	41,806	42,606	114,977	116,255

Operating loss	(19,657)	(29,864)	(25,578)	(96,091)	(97,891)
Other income (expense), net	1,146	1,851	6,806	(140,963)	(20,614)

Loss before noncontrolling interest, equity income (loss) from interest in Sovello AG, impairment of equity investment and income tax benefit	(18,511)	(28,013)	(18,772)	(237,054)	(118,505)
Equity income (loss) from interest in Sovello AG		495	2,170	8,435	(29,748)
Impairment and other charges associated with equity investment in Sovello AG	—	—	—	—	(126,057)
Income tax benefit	—	—	—	—	(8,090)

Net loss including noncontrolling interest	(18,511)	(27,518)	(16,602)	(228,619)	(266,220)
Net loss attributable to noncontrolling interest	1,195	849	—	—	—

Net loss attributable to Evergreen Solar, Inc.	$(17,316)	$(26,669)	$(16,602)	$(228,619)	$(266,220)

Net loss per share attributable to Evergreen Solar, Inc. (basic and diluted)	$(0.29)	$(0.41)	$(0.19)	$(1.75)	$(1.42)

Weighted average shares used in computing basic and diluted net loss per share	59,631	65,662	86,799	130,675	187,777

	As of December 31,
	2005	2006	2007	2008	2009
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities *	$116,207	$49,421	$140,703	$177,509	$112,368
Investment in and advances to Sovello AG	—	70,460	87,894	115,553	—
Working capital	124,404	57,590	112,228	157,802	172,015
Total assets	228,959	207,251	553,255	1,008,511	827,633
Subordinated convertible notes	90,000	90,000	90,000	—	—
Senior convertible notes, net of discount	—	—	—	311,531	323,276
Total stockholders’ equity	98,673	92,847	393,293	587,638	399,186

*	Includes restricted cash at December 31, 2007

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